Exhibit 99.1

Investor Briefing November 23, 2009

Participants Tom Smith President and Chief Executive Officer Betsy Higgins Executive Vice President and Chief Financial Officer

Certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”) during the course of this presentation that are not historical facts are forward-looking statements. Although Oglethorpe believes that the assumptions underlying these statements are reasonable, you are cautioned that such forward-looking statements are inherently uncertain and involve necessary risks that may affect Oglethorpe’s business prospects and performance, causing actual results to differ from those discussed during the presentation. When considering forward-looking statements, you should keep in mind risk factors and other cautionary statements included in Oglethorpe’s SEC filings. Any forward-looking statements made are subject to all the risks and uncertainties, many of which are beyond management’s control, as described in Oglethorpe’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Oglethorpe’s actual results and plans could differ materially from those expressed in any forward-looking statements. Oglethorpe undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. This electronic presentation is provided as of November 23, 2009. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the financial information that was presented, and Oglethorpe has not undertaken any obligation to update the electronic presentation. Risk Factors and Forward-Looking Statements

Overview of Oglethorpe Power Corporation Not-for-profit Georgia electric membership corporation. One of the largest electric cooperatives in the United States. Provides wholesale electric power to 38 distribution cooperatives in Georgia (our “Members”). Board approved membership of Flint EMC and currently await RUS approval and execution of Member agreements. The Members serve approximately 4.1 million people. 68% of the Members’ load is residential. No residential competition. Competition only at inception for large C&I loads. Take-or-pay, joint and several Wholesale Power Contracts through December 2050. Allows for recovery of all costs, including debt service. Owns or leases approximately 5,500 MW of generation capacity; operates, contracts for or schedules another 1,271 MW on behalf of the Members. Senior secured debt ratings are: A3 (negative outlook) /A (stable) /A (stable). = Georgia EMCs

Acquisition of Hartwell Energy Limited Partnership Purchased 300 MW Hartwell Energy Facility from International Power on October 13, 2009. 2 oil and gas-fired CTs. Oglethorpe had agreement to purchase output through May 2019 and right of first refusal on any sale of plant. Exercised ROFR in July after Southern Power offered to buy plant. Purchase price of $148.5 million. Included payoff of approximately $53.5 million of project debt. Spent an additional $20 million for debt prepayment premium and working capital and fuel adjustment. Seeking permanent financing from RUS. Hartwell Energy Facility

Diverse Mix of Generating Resources (a) Represents resources owned, leased, contracted for or operated by Oglethorpe in 2009. Excludes SEPA. Capacity reflects planning capacity which is higher than nameplate capacity represented in Oglethorpe’s 10-K. ~6,400 MW ~16.5 Million MWh 2009 YTD Energy - As of September 30 (a) 13% 40% 42% 5% 2009 Capacity (a) 19% 24% 11% 46%

Oglethorpe to Provide New Resources Includes allowance for funds used during construction. The second biomass facility is under evaluation for a potential downsizing or deferral. 2015 Forecasted Capital Expenditures (a) $0 $200 $400 $600 $800 $1,000 2009 2010 2011 Millions Future Generation Existing Generation Environmental Compliance Nuclear Fuel Oglethorpe Share of Oglethorpe’s Resource Fuel Ownership Operator Nameplate Expected Share Capacity Total Cost(a) Vogtle Units 3 & 4 Nuclear 30% Southern Nuclear 660 $ 4.2 Billion Biomass I Biomass 100% Oglethorpe 100 $477 Million Biomass II(b) Biomass 100% Oglethorpe 100 $482 Million Expected In-Service Dates 2016 & 2017 2014 (a) (b)

Expenditures for Vogtle Units 3 & 4 Continue Participating in the development of two additional nuclear units at Plant Vogtle. 2016 and 2017 planned in-service dates. AP1000 design. Westinghouse and Stone & Webster consortium is EPC contractor. 30% share or 660 MW of 2,200 MW total plant capacity. Georgia Power, MEAG and City of Dalton are other owners. $4.2 billion estimated total cost to Oglethorpe (including AFUDC). Pursuing DOE loan guarantees to supplement taxable and tax-exempt capital markets financing. Vogtle is one of four projects selected for term sheet negotiation phase. If approved, DOE could provide a maximum of 80% funding.

Financial Highlights Betsy Higgins Executive Vice President and Chief Financial Officer

Income Statement Excerpts Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires a showing of Oglethorpe’s having met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. For 2009, Oglethorpe’s board of directors approved a budget to achieve a 1.12 Margins for Interest ratio, above the minimum 1.10 ratio required by the Indenture. For 2010, the board approved a further increase in Margins for Interest ratio to 1.14x. Oglethorpe’s Board of Directors will continue to evaluate coverage ratios throughout the period of anticipated construction and may chose to further increase, or decrease, the Margins for Interest ratio in the future. 1.10x 1.10x 1.10x n/a n/a Margins for Interest Ratio(a) Nine Months Ended Year Ended September 30, December 31, ($ in thousands) 2009 2008 2008 2007 2006 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $890,646 $944,080 $1,237,649 $1,149,657 $1,127,423 Sales to Non-Members 974 869 1,111 1,585 1,456 Operating Expenses 706,057 789,308 1,041,681 964,014 942,582 Other Income 31,628 32,295 43,381 54,854 51,414 Net Interest Charges (177,373) (166,853) (221,201) (223,021) (219,510) Net Margin 39,818 21,083 19,259 19,061 18,201 (a)

Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has negotiated a covenant in an upcoming line of credit agreement that currently requires a minimum total patronage capital of $525 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. September 30, December 31, ($ in thousands) 2009 2008 2007 2006 Balance Sheet Data: Assets: Total Electric Plant $4,154,927 $3,639,395 $3,481,194 $3,461,301 Total Assets 5,926,705 5,044,452 4,937,320 4,901,745 Capitalization: Patronage Capital and Membership Fees $575,647 $535,829 $516,570 $497,509 Accumulated Other Comprehensive Loss ($1,085) ($1,348) ($32,691) ($28,988) Subtotal $574,562 $534,481 $483,879 $468,521 Long-term Debt and Obligations under Capital Leases $3,886,427 $3,514,923 $3,552,367 $3,481,294 Obligation under Rocky Mountain Transactions 113,754 108,219 101,272 94,772 Long-term Debt and Capital Leases due within one year 116,766 110,647 143,400 234,621 Total Long-Term Debt and Equities $4,691,509 $4,268,270 $4,280,918 $4,279,208 Equity Ratio(a) 12.3% 12.6% 12.1% 11.6%

Rate Structure Assures Recovery of All Costs + Margin Note: Indenture requires an MFI ratio of least 1.10x (Budgeted) Fixed costs: Bill Members based on board-approved annual budget and budget revisions throughout the year, if necessary. Prior period adjustment mechanism covers any year-end shortfall. Energy costs: Actual costs are passed through. Monthly true-up of estimate vs. actual. MFI coverage requirement of 1.10x under Indenture. Budget of 1.12x MFI for 2009. Budget of 1.14x MFI for 2010. Wholesale Power Contract: Formulary rate. Designed to recover all costs, including margin. Rates not subject to approval of RUS or any other federal or state agency or authority. (Budgeted) Margin Coverage 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.14 1.12 $20.0 $18.4 $17.5 $16.9 $17.2 $17.7 $18.2 $19.1 $19.3 $26.2 $33.9 1.08 1.09 1.10 1.11 1.12 1.13 1.14 1.15 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 MFI Coverage -5.0 5.0 15.0 25.0 35.0 Net Margin (Mn)

Oglethorpe’s Liquidity Position is Strong Represents 557 days of liquidity on hand. (a) Expected to close on November 30, 2009. (a) as of November 20, 2009 $800 -$281 $519 $601 $1,120 $1,270 0 200 400 600 800 1000 1200 1400 Total Credit Facilities Less Borrowings Available Line Capacity Cash (Excluding $40 Million in RUS Cushion of Credit) Total Liquidity Total Liquidity with $150 MM CoBank Line of Credit Millions

Significant Financing Activity Completed to date in 2009 $350 million taxable FMBs issued in February 2009. Completed RMLC surety wrap for all six leases. $250 million credit facility with CFC closed in August 2009. $400 million taxable FMBs issued in November 2009. Upcoming in 2009 $150 million 3-year credit facility commitment from CoBank. $150 million 3-year multi-purpose credit facility from JP Morgan to support $112 million tax-exempt bond issue in December. Approximately $36 million will remain as revolving line of credit availability. The full $150 million would be available as revolver if bonds are later fixed out. Approximately $24 million Clean Renewable Energy Bonds to be issued in December. Post 2009 $683 million of RUS loans approved but not yet drawn. $134 million tax-exempt refinancing in first quarter of 2010. Applied to RUS for financing of Biomass, Hawk Road and Hartwell facilities. Negotiating term sheet with DOE for Vogtle 3 & 4 construction costs. Additional taxable and tax-exempt financings in 2010 and 2011.

Oglethorpe is a Strong, Stable Credit One of the largest electric cooperatives in the United States. Oglethorpe has long-term, take-or-pay Wholesale Power Contracts with its Members through 2050. Members' obligations under the Wholesale Power Contracts are joint and several. Primarily residential customer base — approximately 68% of Members’ MWh sales and operating revenue. Rate structure assures cost recovery. Oglethorpe and its Members are not subject to regulation for rate setting purposes. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance.

Additional Information A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on our website. For additional information please contact: Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com  770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240